UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468- 9583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

Second Amendment to Securities Purchase and Exchange Agreement

As previously disclosed in its Current Report on Form 8-K filed on February 26, 2025, N2OFF, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Agreement”) with MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman (“Alon”) and Prof. Ciro Leonardo Pierri (“Ciro”, together with SciSparc and Alon, the “Sellers”, and together with the Company, the “Parties”) pursuant to which the Company will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX, thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company.

Also as previously disclosed in its Current Report on Form 8-K filed on May 22, 2025, on May 18, 2025, the Parties amended the Agreement (the “First Amendment”) by extending the exclusivity period set forth in Section 1.08 of the Agreement by an additional ninety (90) days, such that either Party may terminate the Agreement in the event that the Closing Date (as defined therein) shall not have occurred within one hundred and eighty (180) days of the date of the Agreement (the “Outside Date”). All other terms of the Agreement remain in full force and effect.

On July 23, 2025, the Parties amended the Agreement (the “Second Amendment”), which Second Amendment provides the following changes to the Agreement:

1.	Allocations Among Sellers: The allocation of additional consideration among the Sellers that the Sellers may receive pursuant to Section 1.02(c) of the Agreement has been updated, and likewise the allocation of Additional Purchaser Stock (as defined in the Agreement) among the Sellers pursuant to Section 1.03 of the Agreement has been updated.

2.	Definition of Fully-Diluted Basis: The definition of “Fully-Diluted Basis” has been updated to specify that 32,808,629 shares of common stock, as detailed in the amended Schedule 1.11(c), shall replace the amount of 27,734,248 shares of common stock included in the Agreement, which increase relates to certain issuances of common stock that occurred following the execution of the Agreement.

3.	N2OFF Capital Structure: Section 2.03 of the Agreement has been replaced to update the issued and outstanding share amounts as of immediately following the Closing, which changes relate to certain issuances of common stock that occurred following the execution of the Agreement.

4.	Extension of Outside Date: The Second Amendment extends the Outside Date by an additional ninety (90) days, such that either Party may terminate the Agreement in the event that the Closing Date shall not have occurred within two hundred and seventy (270) days of the date of the Agreement.

The description of the Second Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase and Exchange Agreement, dated February 25, 2025, among the Company, MitoCareX Bio Ltd., SciSparc Ltd., Dr. Alon Silberman and Prof. Ciro Leonardo Pierri (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on February 26, 2025).
10.2	First Amendment to the Securities Purchase and Exchange Agreement, dated May 18, 2025 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 22, 2025)
10.3	Second Amendment to the Securities Purchase and Exchange Agreement, dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: July 24, 2025	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer